UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2024

INCEPTION GROWTH ACQUISITION LIMITED

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-41134	86-2648456
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

875 Washington Street New York, NY	10014
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (315) 636-6638

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Units, each consisting of one share of common stock, $0.0001 par value, one-half (1/2) of one redeemable warrant and one right entitling the holder to receive one-tenth of a share of common stock	IGTAU	The Nasdaq Stock Market LLC
Common Stock, par value $0.0001 per share	IGTA	The Nasdaq Stock Market LLC
Redeemable warrants, each exercisable for one share of common stock at an exercise price of $11.50	IGTAW	The Nasdaq Stock Market LLC
Rights, each to receive one-tenth of one share of common stock	IGTAR	The Nasdaq Stock Market LLC

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

In connection with the preparation of the financial statements for Inception Growth Acquisition Limited (the “Company”) as of and for the year ended December 31, 2023, the Company’s management, in consultation with its advisors  , identified two errors made in certain of the Company’s previously issued financial statements, arising from the manner in which the Company accounted for the deferred underwriting compensation in connection with the Company’s initial public offering and the classification of non-redemption agreement expenses. The Company previously overstated $337,500 deferred underwriting compensation  and classified the non-redemption agreement expenses as additional paid-in capital item. The Company’s management determined, after consultation with its advisors , that the deferred underwriting compensation should be decreased to the maximum allowed by the underwriting agreement, and the non-redemption agreement expenses should be reclassified as profit and loss item.

On May 14, 2024, the audit committee of the board of directors of the Company (the “Audit Committee”) determined, after discussion with its advisors , including Adeptus Partners, LLC, the Company’s independent accountant, that the Company’s (i) unaudited financial statements as of and for the quarter and nine months ended September 30, 2023 contained in the Company’s Quarterly Report on Form 10-Q filed with the SEC on November 14, 2023, (ii) unaudited financial statements as of and for the quarter and six months ended June 30, 2023 contained in the Company’s Quarterly Report on Form 10-Q filed on August 14, 2023, (iii) unaudited financial statements as of and for the quarter ended March 31, 2023 contained in the Company’s Quarterly Report on Form 10-Q filed on May 22, 2023, (iv) unaudited financial statements as of and for the quarter and nine months ended September 30, 2022 contained in the Company’s Quarterly Report on Form 10-Q filed on November 14, 2022, (v) unaudited financial statements as of and for the quarter and six months ended June 30, 2022 contained in the Company’s Quarterly Report on Form 10-Q filed on August 12, 2022, (vi) unaudited financial statements as of and for the quarter ended March 31, 2022 contained in the Company’s Quarterly Report on Form 10-Q filed on May 16, 2022 (the aforementioned Quarterly Reports from (i) through (vi), collectively, the “Prior 10-Qs”), should no longer be relied upon due to the errors described above.

As a result, the Company plans to amend the Prior 10-Qs to restate its unaudited financial statements as of and for the applicable reporting periods, which the Company intends to file as soon as practicable.

The Company does not expect the changes described above to have any impact on its cash position, revenues, liquidity, or the balance held in its trust account.

The Company’s management   has concluded that in light of the errors described above, a material weakness exists in the Company’s internal control over financial reporting and that the Company’s disclosure controls and procedures were not effective.

The Company’s management and the Audit Committee have discussed the matters disclosed in this Current Report on Form 8-K pursuant to this Item 4.02 with Adeptus Partners, LLC, the Company’s independent registered public accounting firm.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Inception Growth Acquisition Limited

Date: May 17, 2024	By:	/s/ Cheuk Hang Chow
		Name:	Cheuk Hang Chow
		Title:	Chief Executive Officer

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